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As filed with the Securities and Exchange Commission on November 14, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOVAIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

7150 Mississauga Road Mississauga, Ontario, Canada (Address of Principal Executive Offices)	L5N 8M5 (Zip Code)

Biovail Corporation 2006 Stock Option Plan
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and Address of Agent for Service)

(212) 590-9200
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Wendy Kelley, Esq. Biovail Corporation 7150 Mississauga Road Mississauga, Ontario Canada L5N 8M5 (905) 286-3000	Brian Margolis, Esq. Proskauer Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3000

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

2006 Stock Option Plan
Common Shares, no par value	6,000,000 shares	$16.055	$96,330,000	$10,307

(1)
Represents the maximum aggregate number of common shares of the Registrant that may be granted under the 2006 Stock Option Plan sponsored by the Registrant (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional common shares of the Registrant which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding common shares of the Registrant.

(2)
Estimated solely for purposes of calculating the registration fee for this offering in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per common share of the Registrant on November 8, 2006 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        Biovail Corporation, a corporation continued under the Canada Business Corporations Act, hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a)    Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed on April 3, 2006.

        (b)    Reports on Form 6-K, filed with the Commission on May 15, 2006; May 16, 2006; May 23, 2006, as amended May 24, 2006; May 26, 2006; May 30, 2006; June 2, 2006; August 10, 2006; August 11, 2006; August 11, 2006; November 13, 2006; and November 14, 2006.

        (c)    The description of the Registrant's common shares contained in the Company's Registration Statement on Form 8-A, filed on December 10, 1996 and in the Company's Amended Registration Statement on Form 8-A/A, filed on June 5, 2000, and any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under Section 124 of the Canada Business Corporations Act, a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity:

        (a)    may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity;

        (b)    may, with the approval of a court, be indemnified by the corporation in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action; and

        (c)    is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done;

provided, in all cases, on condition that such individual (i) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to under paragraphs (a) and (b) above, provided that the individual shall repay the moneys if the individual does not fulfil the conditions set out under (i) and (ii) above.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        As contemplated by Section 124 of the Canada Business Corporations Act, the Registrant has purchased insurance against potential claims against the directors and officers of the Registrant and against loss for which the Registrant may be required or permitted by law to indemnify such directors and officers.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 001-14956 on Form 8-A, filed on December 10, 1996 and to the Company's Amended Registration Statement on Form 8-A/A, filed on June 5, 2000, and any amendment or report filed for the purpose of updating such description, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
5.1	Opinion of Davies Ward Phillips & Vineberg LLP.*
23.1	Consent of Davies Ward Phillips & Vineberg LLP (included in the opinion filed as Exhibit No. 5.1).*
23.2	Consent of Ernst & Young LLP.*
24.1	Power of Attorney (included on signature page).*

*
Filed herewith.

Item 9.    Undertakings.

        (a)    The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii), of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the registrant is relying on Rule 430B:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (ii)
    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    The undersigned registrant hereby further undertakes:

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mississauga, Ontario on this 14th day of November, 2006.

BIOVAIL CORPORATION
By:	/s/ CHARLES A. ROWLAND, JR. Charles A. Rowland, Jr. Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Eugene N. Melnyk, Douglas J.P. Squires, Charles A. Rowland, Jr., John R. Miszuk, Wendy Kelley and Kathleen Brown, or any of them individually, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Biovail Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 14, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ DR. DOUGLAS SQUIRES Dr. Douglas J.P. Squires	Chief Executive Officer and Director (principal executive officer)
/s/ CHARLES A. ROWLAND, JR. Charles A. Rowland, Jr.	Senior Vice President, Chief Financial Officer (principal financial officer)
/s/ JOHN R. MISZUK John R. Miszuk	Vice President, Controller and Assistant Secretary (principal accounting officer)
/s/ EUGENE N. MELNYK Eugene N. Melnyk	Chairman and Director
/s/ WILFRED G. BRISTOW Wilfred G. Bristow	Director
/s/ DR. LAURENCE E. PAUL Dr. Laurence E. Paul	Director
/s/ SHELDON PLENER Sheldon Plener	Director
/s/ JAMIE SOKALSKY Jamie Sokalsky	Director
/s/ MICHAEL R. VAN EVERY Michael R. Van Every	Director
/s/ WILLIAM M. WELLS William M. Wells	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 001-14956 on Form 8-A, filed on December 10, 1996 and to the Company's Amended Registration Statement on Form 8-A/A, filed on June 5, 2000, and any amendment or report filed for the purpose of updating such description, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
5.1	Opinion of Davies Ward Phillips & Vineberg LLP.*
23.1	Consent of Davies Ward Phillips & Vineberg LLP (included in the opinion filed as Exhibit No. 5.1).*
23.2	Consent of Ernst & Young LLP.*
24.1	Power of Attorney (included on signature page).*

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX